UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 28, 2011
Lorillard, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	001-34097	13-1911176

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

714 Green Valley Road Greensboro, North Carolina	24708-7018

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (336) 335-7000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 28, 2011, the Board of Directors of Lorillard, Inc. (“Lorillard”) elected Andrew H. Card, Jr. to the Board of Directors as a Class II director, effective August 1, 2011. Mr. Card will serve on the Nominating and Corporate Governance Committee. The Board of Directors made an affirmative determination that Mr. Card is an independent director under the New York Stock Exchange Listing Standards. There are no related party transactions between Mr. Card and Lorillard and no arrangements or understandings pursuant to which Mr. Card was selected as a director. Mr. Card will be granted a 2011 annual non-executive director equity retainer valued at $100,000 on August 1, 2011, pro rated for the remainder of the year, and will receive the non-executive director compensation in 2011, pro rated for the remainder of the year, as set forth under “Director Compensation” in Lorillard’s 2011 Proxy Statement filed with the Securities and Exchange Commission on April 6, 2011 and incorporated herein by reference. The annual non-executive director equity retainer is granted in the form of restricted stock with the number of shares of restricted stock determined by dividing the amount of the annual non-executive director equity retainer by the closing price of our Common Stock on the date of grant (rounding up to the nearest whole share). The restricted stock vests in full on the first anniversary of the date of grant if the director continues to serve as a director on such date (or on the earlier of the death or disability of such director). A copy of the press release issued by Lorillard announcing Mr. Card’s election to the Board is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein in its entirety.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

99.1	Press release dated July 28, 2011.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LORILLARD, INC. (Registrant)
By:	/s/ David H. Taylor
David H. Taylor
Executive Vice President, Finance and Planning and Chief Financial Officer
Dated: July 29, 2011